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                                                                    Exhibit 23.1
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 28, 1997, except for the recapitalization discussed in Note 2 to the financial statements as to which the date is June 25, 1997, included in Pierce Leahy Corp.'s Form S-1 Registration Statement File No. 333-23121 and to all references to our Firm included in this Registration Statement.


                                    ARTHUR ANDERSEN LLP


Philadelphia, PA
July 11, 1997